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                                                                     Exhibit 5.1

                       [Latham & Watkins LLP Letterhead]

                                                                October 14, 2003

Aderis Pharmaceuticals, Inc.
85 Main Street
Hopkinton, Massachusetts 01748



                  Re: Registration Statement No. 333-108269; up to 7,475,000
                      shares of Common Stock, par value $0.001 per share


Ladies and Gentlemen:


            In connection with the registration by Aderis Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), of up to 7,475,000 shares (including an over-allotment option to purchase up to 975,000 shares) of common stock, par value $0.001 per share (the "SHARES"), under the Securities Act of 1933, as amended, on Form S-1 filed with the Securities and Exchange Commission (the "COMMISSION") on August 27, 2003 (File No. 333-108269), as amended by Amendment No. 1 filed on October 2, 2003, as it may be further amended (collectively, the "REGISTRATION STATEMENT"), you have requested our opinion with respect to the matters set forth below.


            In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

            In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

            Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

            This opinion is rendered only to you for submission to the Commission as an exhibit to the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for
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any purpose, without our prior written consent, provided however, that investors purchasing securities pursuant to the Registration Statement may rely on this opinion, as of the date hereof.

                                         Very truly yours,

                                         /s/ LATHAM & WATKINS LLP